UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2009

ALTRIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-8940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 West Broad Street, Richmond, Virginia	23230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 274-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On January 6, 2009, Altria Group Inc., a Virginia corporation (“Altria”), filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) to report that, pursuant to the terms of the Agreement and Plan of Merger, dated as of September 7, 2008 (as amended by Amendment No. 1, dated as of October 2, 2008), Armchair Merger Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Altria, was merged with and into UST Inc., a Delaware corporation (“UST”), with UST continuing as the surviving corporation and becoming an indirect wholly-owned subsidiary of Altria (the “Merger”). The Merger closed and became effective on January 6, 2009. This Current Report on Form 8-K/A is being filed to provide the financial statements described under Item 9.01 below, in accordance with the requirements of Item 9.01 of Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The audited consolidated statement of the financial position of UST as of December 31, 2008 and 2007 and the related consolidated statement of operations, cash flows [and changes in stockholders’ (deficit) equity] for each of the three years in the period ended December 31, 2008 are filed as Exhibit 99.1 hereto and incorporated herein by this reference.

(b) Pro Forma Financial Information

The required pro forma financial information with respect to the Merger is filed as Exhibit 99.2 hereto and incorporated herein by this reference.

(d) Exhibits

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm of UST

99.1	Audited statement of the financial position of UST as of December 31, 2008 and 2007 and the related consolidated statement of operations, cash flows and changes in stockholders’ (deficit) equity for each of the three years in the period ended December 31, 2008

99.2	Unaudited pro forma combined condensed financial information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.

By:	/s/ Linda M. Warren
Name:	Linda M. Warren
Title:	Vice President and Controller

DATE: January 30, 2009

INDEX TO EXHIBITS

Exhibit No.	Description
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm of UST

99.1	Audited statement of the financial position of UST as of December 31, 2008 and 2007 and the related consolidated statement of operations, cash flows and changes in stockholders’ (deficit) equity for each of the three years in the period ended December 31, 2008

99.2	Unaudited pro forma combined condensed financial information